Exhibit 99.1

Flame Acquisition Corp. Announces Business Combination Transaction

Flame Acquisition Corp. (“Flame”) (NYSE: FLME, FLME.WS), a special purpose acquisition entity focused on the energy industry in North America, today announced an agreement to enter into a business combination with Sable Offshore Corp. (“Sable”). Sable has separately agreed to acquire oil and gas assets as part of the merger. After giving effect to the business combination, the company will be named Sable Offshore Corp.

Additional Information and Where to Find It

This document relates to the proposed business combination between Flame and Sable (the “Business Combination”). In connection with the proposed Business Combination, Flame will file with the SEC a proxy statement on Schedule 14A (the “Proxy Statement”). Flame will also file other documents regarding the proposed Business Combination with the SEC. The Proxy Statement will be sent or given to the Flame stockholders and will contain important information about the Business Combination and related matters. INVESTORS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION WITH RESPECT TO THE Business Combination AND THE OTHER TRANSACTIONS CONTEMPLATED BY THE BUSINESS COMBINATION AGREEMENT. You may obtain a free copy of the Proxy Statement (if and when it becomes available) and other relevant documents filed by Flame with the SEC at the SEC’s website at www.sec.gov. You may also obtain Flame’s documents on its website at www.Flameacq.com.

Participants in Solicitation

Flame, Sable and certain of their respective directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in connection with certain matters related to the Business Combination and may have direct or indirect interests in the Business Combination. Information about Flame’s directors and executive officers is set forth in Flame’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on April 4, 2022, and its other documents filed with the SEC. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement and other relevant materials to be filed with the SEC regarding the proposed transaction when they become available. Investors should read the Proxy Statement carefully when it becomes available before making any voting or investment decisions. Investors may obtain free copies of these documents using the sources indicated above.